                                                                     EXHIBIT 4.1

                          [FORM OF RIGHTS CERTIFICATE]

CONTROL NO.

[LIBERTY LOGO]

RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF SERIES A COMMON STOCK FOR HOLDERS OF RECORD ON OCTOBER 31, 2002. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 2, 2002, UNLESS EXTENDED BY THE COMPANY.

     As the registered owner of the Rights Certificate below, you are entitled to subscribe for the number of shares of Series A common stock, par value $.01 per share (the "Series A Common Stock"), of Liberty Media Corporation, a Delaware corporation (the "Company"), shown below. Each whole right entitles the holder thereof to subscribe for and purchase one share of Series A Common Stock
(the "Basic Subscription Privilege") at a subscription price of $     per share
(the "Subscription Price"), pursuant to a rights offering (the "Rights Offering"). If any shares of Series A Common Stock available for purchase in the Rights Offering are not purchased by the Rightsholders pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rightsholder fully exercising its Basic Subscription Privilege hereunder may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration (the "Oversubscription Privilege") as described
in the prospectus (the "Prospectus"), dated October   , 2002.

     FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, D.F. KING & CO., INC., AT (800) 755-7250.
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            EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
               ON DECEMBER 2, 2002 UNLESS EXTENDED BY THE COMPANY

Control No.                   Rights Represented by this Rights Certificate
  ---------------             ---------------------------
CUSIP No. 530718 11 3         Maximum Shares Available Pursuant to Basic
             Account No.      Subscription Privilege
                              ----------------------------------------------------
               (Complete appropriate section on reverse side of this form.)

     The Company is conducting a Rights Offering, which entitles the holders of Series A Common Stock and the Company's Series B common stock, par value $0.01 per share (the "Series B Common Stock" and together with the Series A Common Stock, the "Common Stock"), as of the close of business on October 31, 2002 (the "Record Date"), to receive 0.04 transferable subscription rights (each, a "Right") for each share of Common Stock, regardless of series, held by them of record on the Record Date. Each whole Right entitles the holder thereof to subscribe for shares of Series A Common Stock pursuant to its Basic Subscription Privilege and, if its Basic Subscription Privilege is fully exercised, pursuant to its Oversubscription Privilege. If the aggregate Subscription Price delivered or transmitted by the Rightsholder with this Rights Certificate exceeds the aggregate Subscription Price for all shares for which the Rightsholder would be entitled to subscribe pursuant to its Basic Subscription Privilege and no direction is given as to the excess, such Rightsholder will be deemed to have subscribed for a number of Excess Shares equal to the maximum whole number of Excess Shares that could be purchased with such excess Subscription Price. Certificates representing shares of Series A Common Stock purchased pursuant to the Rights Offering will be issued by the Subscription Agent as soon as practicable following the Expiration Time. No fractional Rights or cash in lieu thereof will be issued or paid. Set forth above is the number of Rights evidenced by this Rights Certificate that the Rightsholder is entitled to exercise pursuant to such Rightsholder's Basic Subscription Privilege.

     THIS RIGHTS CERTIFICATE IS TRANSFERABLE, AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO RIGHTS CERTIFICATES EVIDENCING FULL RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT. RIGHTSHOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE, ASSIGN, TRANSFER OR SELL ONLY PART OF THEIR RIGHTS, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE, ASSIGN, TRANSFER OR SELL THE REMAINING RIGHTS EVIDENCED THEREBY.

     To subscribe for shares pursuant to your Basic Subscription Privilege please complete line "A" and Section 1 below.

Example:     100 Rights = 100 shares of Series A Common Stock pursuant to
             Basic Subscription Privilege
             ---------------- X $ --------------------- = $
             --------------------- payment
             (No. of shares)   (Subscription Price)

     To subscribe for shares pursuant to your Oversubscription Privilege, please complete line "B" and Section 1 below.

     If you want the Subscription Agent to attempt to sell your unexercised Rights, check box "D" below and complete Section 1. If you want a new Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, check box "E" below, and indicate the address to which the shares should be delivered in Section 1. If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box "F" below and complete Section 2.

     PAYMENT OF SHARES: Full payment for shares subscribed for pursuant to both your Basic Subscription Privilege and Oversubscription Privilege or a notice of guaranteed delivery must accompany this Rights Certificate. Please reference your Rights Certificate Number on your check, bank draft, money order or notice of guaranteed delivery.

     If the aggregate Subscription Price paid by a Rightsholder is insufficient to purchase the number of shares of Series A Common Stock that the holder indicates are being subscribed for, or if a Rightsholder does not specify the number of shares of Series A Common Stock to be purchased, then the Rightsholder will be deemed to have exercised first its Basic Subscription Privilege and second its Oversubscription Privilege to purchase shares of Series A Common Stock to the fullest extent of the payment rendered. If the aggregate Subscription Price paid by a Rightsholder exceeds the amount necessary to purchase the number of shares of Series A Common Stock for which the Rightsholder has indicated an intention to subscribe, then the Rightsholder will be deemed to have exercised first its Basic Subscription Privilege and second its Oversubscription Privilege to the fullest extent of the excess payment tendered.
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To: EQUISERVE
    Attention: Corporate Actions

      BY FIRST CLASS MAIL:              BY OVERNIGHT DELIVERY:                    BY HAND:

  EquiServe Trust Company, N.A.                EquiServe                    Securities Transfer &
        c/o Liberty Media                  c/o Liberty Media              Reporting Services, Inc.
         P.O. Box 43025                   40 Campanelli Drive                c/o EquiServe Trust
    Providence, Rhode Island         Braintree, Massachusetts 02184             Company, N.A
           02940-3025                                                   100 William Street, Galleria
                                                                          New York, New York 10038

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                   PLEASE FILL IN ALL APPLICABLE INFORMATION

----------------------------------------------------------------------------------------------------------

  A. Basic Subscription                    X                          =    $      D. Sell any unexercised
  Privilege               ---------------       --------------------              Rights  [ ]
  (1 Right = 1 Share)     (No. of Shares)       (Subscription Price)

  B. Oversubscription                      X                          =    $      E. Deliver a certificate
  Privilege(1)            ---------------       --------------------              representing -------
                          (No. of Shares)       (Subscription Price)              unexercised Rights to
                                                                                  the address in Section
                                                                                  1  [ ]

  C. Amount Enclosed                                                       $      F. Transfer -------
                                                                                  Rights to the Transferee
                                                                                  designated in Section
                                                                                  2  [ ]

(1) The Oversubscription Privilege may only be exercised if the Basic Subscription Privilege is fully exercised.

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SECTION 1. TO SUBSCRIBE: I hereby irrevocably   SECTION 2. TO TRANSFER RIGHTS (pursuant to
subscribe for the number of shares of Series    line F above):
A Common Stock indicated as the total of A      For value received,          of the Rights
and B hereon upon the terms and conditions      represented by this Subscription Certificate
specified in the Prospectus relating thereto    are assigned to:
and incorporated by reference herein, receipt   ---------------------------------------------
of which is acknowledged. I hereby agree that   (Print full name of Assignee)
if I fail to pay for the shares of Series A     ---------------------------------------------
Common Stock for which I have subscribed, the   (Print full address)
Company may exercise any remedies available     ---------------------------------------------
to it under law.                                (Signature of Assignee)
TO SELL: If I have checked the box on line D,   IMPORTANT: The Signature must be guaranteed
I authorize the sale of Rights by the           by: (a) a commercial bank or trust company;
Subscription Agent according to the             (b) a member firm of a domestic stock
procedures described in the Prospectus.         exchange; or (c) a savings bank or credit
---------------------------------------------   union.
Signature(s) of Subscriber(s)
---------------------------------------------   Signature (name of bank of firm):
Address for delivery of Shares or certificate   -----------------
representing unexercised Rights
                                                Guaranteed By (signature/title):
If permanent change of address, check here  [   -------------------
]
Please give your telephone
number  (   )
-----------------------------------
Please give your email
address:
-------------------------------------------
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